UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2013

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4625
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

At the annual meeting of shareholders of Baxter International Inc. (the “Company”) on May 7, 2013 (the “Annual Meeting”), changes to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) were approved by shareholders. The changes became effective on May 9, 2013, when the Company filed a Certificate of Amendment (the “Amendment”) to the Charter with the Secretary of State of the State of Delaware. The Charter was then restated to reflect the Amendment and was filed with the Secretary of State of the State of Delaware on May 9, 2013. A new Article TWELFTH was added to the Charter to grant holders of record of at least 25% of the outstanding shares of common stock the right to call a special meeting of shareholders. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Upon the filing of the Amendment with the Secretary of State of the State of Delaware on May 9, 2013, amendments to the Company’s Bylaws (“Bylaws”) also became effective. These amendments had been approved by the Company’s Board of Directors, subject to shareholder approval of the amendment to add Article TWELFTH to the Charter at the Annual Meeting. Section 3 of Article I of the Bylaws was amended to include procedural requirements for shareholders seeking to call a special meeting, including advance notice provisions and information requirements; to specify business that may be transacted at a special meeting; to provide guidelines on scheduling of proposed special meeting dates; and to include technical provisions addressing multiple meeting requests and revocation of requests. The advance notice provisions of Sections 2 and 4 of Article I of the Bylaws were amended to align with the changes made to similar provisions in Section 3. Section 4 of Article I was also amended to clarify that the provisions of Section 4 of Article I are the exclusive means for shareholders to nominate directors before an annual or special meeting. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, as amended and restated on May 9, 2013, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As referenced at the Annual Meeting, Sebastian J. Bufalino, age 52, was elected to serve as the Company’s principal accounting officer with the title of Corporate Vice President and Controller, replacing Michael J. Baughman, who transitioned to another position at the Company, effective March 1, 2013. Previously Mr. Bufalino served as Vice President of Corporate Audit since 2005. Mr. Bufalino joined the Company in 2000 as Vice President of Global Finance for the Company’s Medication Delivery business unit. Prior to that, he spent eight years at G.D. Searle where he held various positions of increasing responsibility, and also served in various audit roles at Coopers & Lybrand from 1982 to 1993. Mr. Bufalino will hold office until the next annual election of officers and until his successor is elected and qualified.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2013, amendments to the Company’s Bylaws became effective. The Bylaws were amended and restated as described in the second paragraph of Item 3.03, which paragraph is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 7, 2013, Baxter International Inc. held its annual meeting of shareholders. Of the 543,388,083 shares outstanding and entitled to vote, 466,991,440 shares were represented at the meeting, constituting a quorum of 85.94%. The following is a summary of the matters voted on at the meeting.

(a)	The five nominees for director were elected to serve three-year terms ending in 2016, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas F. Chen	417,231,273 (99.42%)	1,690,684	721,227	47,348,256
Blake E. Devitt	416,038,371 (99.14%)	2,854,135	750,678	47,348,256
John D. Forsyth	415,534,185 (99.02%)	3,380,446	728,553	47,348,256
Gail D. Fosler	413,945,961 (98.64%)	4,994,097	703,126	47,348,256
Carole J. Shapazian	416,724,448 (99.30%)	2,197,777	720,959	47,348,256

(b)	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 was ratified by the following vote:

For	Against	Abstain
462,708,118 (99.09%)	3,552,548	730,774

(c)	By the following vote, shareholders approved, on an advisory basis, the 2012 compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
406,208,703 (96.79%)	9,240,527	4,193,954	47,348,256

(d)	By the following vote, shareholders did not approve the proposal (which required the affirmative vote of two-thirds of the 40,635 holders of outstanding shares of the Company’s common stock as of the record date) to amend Article SIXTH of the Charter to eliminate the classified structure of the Board of Directors and the related two-thirds voting standard:

For	Against	Abstain
4,015 (9.88%)	447	229

(e)	By the following vote, shareholders approved the proposal (which required the affirmative vote of a majority of the outstanding shares of the Company’s common stock as of the record date) to amend the Charter to grant holders of record of at least 25% of the outstanding shares of common stock the right to call a special meeting of shareholders:

For	Against	Abstain	Broker Non-Votes
414,688,385 (76.31%)	4,046,212	908,587	47,348,256

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Baxter International Inc., as amended and restated on May 9, 2013

3.2	Bylaws of Baxter International Inc., as amended and restated on May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/S/ STEPHANIE A. SHINN
Stephanie A. Shinn
Corporate Vice President
and Corporate Secretary

Date: May 10, 2013

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Baxter International Inc., as amended and restated on May 9, 2013

3.2	Bylaws of Baxter International Inc., as amended and restated on May 9, 2013